SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. __)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12
Commerce Energy Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

On January 11, 2006, Commerce Energy Group, Inc. mailed the following letter and proxy card in respect of its annual meeting of stockholders to be held January 26, 2006. The letter and proxy card were sent to stockholders of record of Commerce Energy Group, Inc. as of December 7, 2005 who had not yet returned a proxy card for the annual meeting to Commerce Energy Group, Inc.

IMPORTANT REMINDER
January 11, 2006
Dear Stockholder:
Our records reflect that you have not voted your proxy with respect to the Annual Meeting of Stockholders of Commerce Energy Group, Inc. scheduled to be held on January 26, 2006. At the meeting you will be asked to consider and approve the election of two Class II directors, a proposal to declassify the board, a proposal to approve the amended and restated 2005 Employee Stock Purchase Plan, approve the 2006 Stock Incentive Plan and approve the appointment of Hein & Associates LLP as the company’s independent accountants.
The Commerce Energy Group, Inc. board has approved the proposals and recommends that Commerce stockholders vote FOR approval of these proposals.
For your convenience we have enclosed a duplicate proxy card and have made arrangements for you to vote by telephone or the internet, as well as by mail. Simply follow the directions outlined on the enclosed card.
Proxy materials explaining the proposals in detail and the other matters to be voted upon were sent to you earlier. If you require an additional set of proxy materials please contact MacKenzie Partners, Inc. by calling 800-322-2885.
We appreciate your continued support.
Sincerely,
Lawrence Clayton Jr.
Chief Financial Officer and Secretary

PROXY	PROXY
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
COMMERCE ENERGY GROUP, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE
The undersigned stockholder(s) of Commerce Energy Group, Inc., a Delaware corporation (the “Company”) hereby appoint(s) Steven S. Boss and Gary J. Hessenauer, or either of them, proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on January 26, 2006, and at any and all adjournments, to represent and vote all shares of the common stock of said Company held of record by the undersigned on December 7, 2005, as indicated on the reverse side of this card, and with discretion to vote against the stockholder proposal that separately related to declassification of the Board of Directors that was omitted from the Company’s proxy statement under SEC Rule 14a-8 (if the proposal is properly presented to the Meeting) and to vote in their discretion on any other matters that may properly come before the Meeting.
IF THE UNDERSIGNED DOES NOT INDICATE A CHOICE ON ONE OR MORE OF THE PROPOSALS ON THE REVERSE SIDE OF THIS CARD OR WITH RESPECT TO THE NOMINEES FOR ELECTION AS A CLASS II DIRECTOR, ALL SHARES HELD BY THE UNDERSIGNED WILL BE VOTED FOR PROPOSALS 2, 3, 4 AND 5 AND FOR THE NOMINEES NAMED IN PROPOSAL 1.
(CONTINUED AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE)

FOLD AND DETACH HERE

		Please mark your vote as indicated in this example using dark ink only.		☑

1.	ELECTION OF CLASS II DIRECTORS:

THE LISTED NOMINEES HAVE BEEN PROPOSED BY THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED.

Nominees for election as Class II Directors to the Board of Directors:
		For	Withhold

01 Charles E. Bayless		☐	☐

		For	Withhold

02 Mark S. Juergensen		☐	☐

THE PROPOSALS HAVE BEEN PROPOSED BY THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED PROPOSALS.

2.	AMENDMENT TO THE COMMERCE ENERGY GROUP, INC. AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS:

		For	Against	Abstain

Proposal to approve amendment to the Commerce Energy Group, Inc. Amended and Restated Certificate of Incorporation to declassify the Board of Directors and to provide for the annual election of directors, the removal of directors with or without cause, and certain procedures to appoint directors to vacancies on the Board of Directors.		☐	☐	☐

3.	APPROVAL OF THE COMMERCE ENERGY GROUP, INC. AMENDED AND RESTATED 2005 EMPLOYEE STOCK PURCHASE PLAN:

		For	Against	Abstain

Proposal to approve the Commerce Energy Group, Inc. Amended and Restated 2005 Employee Stock Purchase Plan.		☐	☐	☐

4.	APPROVAL OF THE COMMERCE ENERGY GROUP, INC. 2006 STOCK INCENTIVE PLAN:

		For	Against	Abstain

Proposal to approve the Commerce Energy Group, Inc. 2006 Stock Incentive Plan.		☐	☐	☐

5.	RATIFICATION OF INDEPENDENT AUDITORS:
		For	Against	Abstain

Proposal to ratify the appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2006.		☐	☐	☐

☐	I plan to attend the Annual Meeting
Please date this Proxy and sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.

Signature:	Date:

FOLD AND DETACH HERE
VOTE BY INTERNET OR TELEPHONE OR MAIL
24 HOURS A DAY, 7 DAYS A WEEK
INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 5:30 PM CENTRAL TIME
ON JANUARY 25, 2006.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked,
signed and returned your proxy card.

Internet		Telephone		Mail
http://www.computershare.com/us/proxy		1-877-277-5491

Use the Internet to vote your proxy. Enter the information requested on your computer screen and follow the simple instructions.	OR	Use any touch-tone telephone to vote your proxy. There is NO CHARGE to you for the call. Follow the simple instructions provided by the recorded message.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, please do
NOT mail back this proxy card.